PIPER RUDNICK

                                                                      Suite 2000
                                                      101 East Kennedy Boulevard
                                                       Tampa, Florida 33602-5149
                                             MAIN 813.229.2111  FAX 813.229.1447

                                                              ANDREW L. MCINTOSH
                                                andrew.mcintosh@piperrudnick.com
                                 DIRECT 813.222.2111, ext. 243  FAX 813.371.1164
                                                                   225743-000005


                                  March 5, 2003


VIA EMAIL AND UPS NEXT DAY
--------------------------

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         RE:  FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Gentlemen:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Yours very truly,

                                         PIPER RUDNICK LLP

                                         /s/ Andrew L. McIntosh

                                         Andrew L. McIntosh

ALM/mj